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                                                                  EXHIBIT 21.1

Subsidiaries of the Registrant                  Jurisdiction
------------------------------                  ------------

Shopping.com                                    California
Raging Bull, Inc.                               Delaware
Transium Acquisition Corp.                      Delaware
Ambriz Limited                                  Ireland
    AV Internet Holding Ltd.                    Ireland
    AV Internet Operations Ltd.                 Ireland
    AltaVista Internet Solutions Ltd.           Ireland